Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-209828 and No. 333-222086) of Protective Life Insurance Company and its subsidiaries of our report dated July 13, 2018, with respect to the abbreviated financial statements of the Individual Life and Annuity Business of Liberty Life Assurance Company of Boston, included in this Current Report on Form 8-K/A.

/s/ Ernst & Young LLP

Boston, Massachusetts

July 13, 2018